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                                 EXHIBIT 10.24

                     CHANGE IN CONTROL EMPLOYMENT AGREEMENT

     This Change in Control Employment Agreement (the "Agreement") is hereby made and entered into effective as of December 9, 1994, by and between Aequitron Medical, Inc., a Minnesota corporation (the "Company"), and Robert C. Samec ("Executive").

                                    Recitals

     1. Executive has been employed by the Company since January 4, 1982 on an "at will basis."

     2. Company desires to provide Executive with assurances justifying Executive's continued employment at a time when Company anticipates that there may be offers for its acquisition by outside third parties.

                                   Agreement

     1. Employment. The Company agrees to continue to employ Executive as its Vice President of Quality Assurance and Regulatory Affairs on an at will basis.

     2. Benefits Available to Executive When Employment Termination Results Subsequent to a Change in Control.

     a. If, at any time, subsequent to the date of this Agreement, the Company undergoes a "change in control" as hereinafter defined and thereafter Executive is terminated without cause or if Executive voluntarily resigns within one year after such "change in control," Executive shall receive two times the total of his base compensation and two times the amount of target bonus pursuant to the Company's approved management incentive plan in effect at the time of the change in control. Within ten (10) days from the date of termination of Executive's employment or Executive's voluntary resignation, all sums due the Executive for his base compensation and target bonus under this Agreement shall be paid in one lump sum (subject to applicable deductions and withholding for FICA and state and federal income taxes) unless a schedule specifying dates upon which such payments will be made has been agreed to by the Executive in writing. Executive will also receive the health benefits in effect at the time of termination for a period of two years or until he attains new employment and qualifies for similar health coverage, whichever occurs earlier. The health coverage to be received will be consistent with the Aequitron Medical, Inc. policy for full-time employees in effect on the date a "change in control" occurs. In addition, all outstanding stock options on the date of resignation or termination to the extent they are not then vested will become vested immediately, and Executive shall thereafter have the right to exercise all such options for a period of three months after Executive is terminated or voluntarily resigns.

     b. A change in control shall be deemed to have occurred if: (i) any person or entity becomes the beneficial owner of 35% or more of the Company's outstanding securities in conjunction with a "change in the Board of Directors composition": (ii) any person or entity increased his or her or its ownership of the Company by an amount equal to 25% of the Company's outstanding securities in conjunction with a "change in the Board of Directors composition"; (iii) the consummation of a merger, acquisition or consolidation of the Company into or with any other entity; (iv) the consummation of a plan of complete liquidation of the Company or the sale of substantially all of the Company's assets; or (v) a "change in the Board of Directors composition."

     c. A "change in the Board of Directors composition" shall be deemed to have occurred if, at any time, while Executive is employed by the Company a numerical majority of the Company's Board of Directors is comprised of persons whose nomination was not approved by vote of at least two-thirds of the Company's directors.

     3. Except for the specific occurrence of a "change in control" or a "change in the composition of the Board of Directors" of Company as defined herein, Executive's employment with Company shall continue to
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be on an at will basis and such other Company employment policies as are from time to time approved and adopted for Company's full-time employees.

     IN WITNESS WHEREOF, the parties have hereto executed this Change in Control Employment Agreement as of the day and year first written above.

                                          AEQUITRON MEDICAL, INC.

                                                 /s/ JAMES B. HICKEY, JR.
                                          By: ------------------------------
                                                    Its President and CEO


                                                 /s/ ROBERT C. SAMEC
                                              ------------------------------
                                                        Executive